                         CONSENT OF INDEPENDENT AUDITORS




The Board of Trustees
Elfun Funds:


We consent to the use of our report dated February 8, 2002, incorporated in this Registration Statement by reference, to the Elfun Funds and to the references to our firm under the captions "Financial Highlights" in the prospectuses and "Independent Auditors" in the Statement of Additional Information.


                                                                /s/ KPMG LLP


Boston, Massachusetts
April 25, 2002